EXHIBIT 99.1

For Immediate Release

APTEVO THERAPEUTICS REPORTS THIRD QUARTER 2019 FINANCIAL RESULTS

Reports Record Net Revenue for IXINITY;

Achieves 55% Increase in Year-over-Year Quarterly Net Revenue

Advances APVO436 Phase 1/1b Clinical Study in AML/MDS

SEATTLE, WA – November 7, 2019 -- Aptevo Therapeutics Inc. (Nasdaq: APVO), a biotechnology company focused on developing novel oncology and hematology therapeutics, today provided a business review and reported its financial results for the third quarter ended September 30, 2019.

“Net revenue for IXINITY® in the third quarter of 2019 reached a record level at $9 million, representing an increase of approximately 55% year-over-year and 22% quarter-over-quarter,” said Marvin L. White, President and Chief Executive Officer.  “Our commercial organization has done a fantastic job leveraging the launch of our new 3000 IU assay and continuing to grow awareness and market share.  Based on unit volume, the third quarter of 2019 was our best quarter ever in terms of new patient conversions.  In addition to the launch of the new larger presentation we will also be commencing a pediatric study of IXINITY with the goal of obtaining a pediatric label expansion for IXINITY in the United States. We’re excited about these latest growth initiatives and continue to be very pleased with the growth trend for IXINITY and the momentum we are building around this product.”

“Our lead ADAPTIR™ clinical candidate, APVO436, is an optimized bispecific antibody that features improvements over earlier ADAPTIR candidates, including an extended half-life, enhanced potency, desirable manufacturing properties and the potential for reduced immunogenicity.  As we reported in our recent conference call, APVO436 is currently being evaluated in a Phase 1/1b clinical study in patients with acute myeloid leukemia and high-grade myelodysplastic syndrome and continues to make solid progress,” continued Mr. White.  “This is a particularly important phase of the development program for APVO436 as the preclinical and pharmacokinetic models suggest that in the upcoming dose cohorts we may achieve dose levels of APVO436 with potential clinical effect.  We expect to report ongoing progress from the APVO436 Phase 1/1b study over the next several quarters as more clinical data emerge.”

Third Quarter 2019 Highlights

•

Reported record quarterly IXINITY net revenue of $9 million; achieved a 55% increase in year-over-year IXINITY net revenue in the third quarter of 2019 through continued expansion of the patient base for IXINITY

•	Continued to expand awareness of IXINITY following the launch of a 3000 IU assay late in the second quarter of 2019, which provides enhanced convenience for patients
•

Commenced enrolling clinical sites in preparation to begin dosing in an upcoming clinical study of IXINITY in pediatric patients (under 12 years of age) for potential label expansion of IXINITY in the United States in a pediatric setting; patients under the age of 12 years currently make up approximately 1/3 of the hemophilia B U.S. treatment population

•

Continued enrollment in a dose escalation Phase 1/1b open-label clinical study of APVO436 in patients with acute myeloid leukemia and high-grade myelodysplastic syndrome; dosing in Cohort 4 is currently underway; Aptevo anticipates sharing additional data from the study over the next several months

•

Presented preclinical data at the 10th Annual World Bispecific Summit on a new ADAPTIR bispecific antibody candidate, APVO603, a dual agonist bispecific antibody employing a novel mechanism of action to simultaneously target 4-1BB (CD137) and OX40 (CD134), both members of the TNF-receptor family; dual targeting of 4-1BB and OX40 provides synergistic co-stimulation of T cells with the potential to amplify the cytotoxic function of activated T cells and NK cells, potentially leading to more robust anti-tumor responses

•

Discontinued development of APVO210 in October 2019, the Company’s investigational targeted cytokine bispecific antibody candidate; the decision to discontinue development was based on data from a multiple ascending dose study of APVO210 in healthy volunteers suggesting that it would not meet the desired target product profile for future commercialization

•

Received an accelerated performance-based $4.3 million milestone payment from Saol Therapeutics, part of a purchase agreement between Aptevo and Saol, originally executed in August 2017 and amended in August 2019, under which Saol acquired three hyperimmune products previously marketed by Aptevo: WinRho SDF, HepaGam B, and VARIZIG

•	Implemented an expense reduction plan in October 2019
•

Along with Aptevo’s co-development partner, Alligator Bioscience, the companies made a joint decision to delay submission of the clinical trial authorization for ALG-APV.527 previously planned for the fourth quarter of 2019; the companies are focusing efforts on partnering ALG.APV-527 prior to Phase 1 clinical development and have initiated discussions with potential partners

Third Quarter 2019 Financial Results

Cash Position:  Aptevo had cash, cash equivalents, and marketable securities as of September 30, 2019 totaling $25.2 million, including $7.5 million in restricted cash.

IXINITY Revenue:  Product sales of IXINITY increased by $3.2 million, or 55%, to $9.0 million for the three months ended September 30, 2019, compared to $5.8 million for the same period in 2018. The increase in IXINITY sales in the quarter was primarily related to the continuing expansion of the Hemophilia B patient base and the launch of the 3,000 IU assay size in the second quarter of 2019, which resulted in increased IU’s sold during the period, and price increases in 2019.

Cost of Product Sales:  Cost of product sales for the three months ended September 30, 2019 increased by $1.5 million, or 62% to $4.0 million compared to $2.4 million for the three months ended September 30, 2018, primarily driven by increased IU’s sold during the three months ended September 30, 2019 compared to 2018. This increase was offset by credits received from Aptevo’s bulk drug supplier of $0.2 million for materials previously purchased.

Research and Development Expenses:  Research and development expenses increased by $0.6 million, to $9.1 million for the three months ended September 30, 2019, compared to $8.6 million for the corresponding period in 2018.  This was due to increased spending for Aptevo’s IXINITY pediatric clinical program as well as its preclinical, general research and discovery programs, offset by lower spending on other clinical programs, including APVO210, which was discontinued in October 2019.

Selling, General and Administrative Expenses:  Selling, general and administrative expenses decreased by $0.5 million, or approximately 7%, to $6.5 million for the three months ended September 30, 2019, compared to $6.9 million for the same period in 2018.  The decrease in these expenses in the third quarter of 2019 was primarily due to reduced personnel and professional services costs.

Net Loss:  Aptevo’s net loss for the three months ended September 30, 2019 was ($6.9) million or ($0.16) per share, compared to ($12.6) million or ($0.55) per share for the three months ended September 30, 2018.

Financial Statements Follow

Aptevo Therapeutics Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts, unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$17,683	$30,635
Accounts receivable, net	7,918	5,220
Inventories	7,482	1,785
Prepaid expenses	2,215	6,907
Other current assets	1,491	4,142
Total current assets	36,789	48,689
Restricted cash	7,498	7,448
Property and equipment, net	4,271	5,202
Intangible assets, net	4,628	5,250
Operating lease right-of-use asset	3,981	—
Other assets	3,389	905
Total assets	$60,556	$67,494
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,073	$11,671
Accrued compensation	3,483	3,898
Sales rebates and discounts payable	868	1,245
Loan payable, net	19,707	—
Other short-term liabilities	1,121	796
Total current liabilities	37,252	17,610
Long-term debt, net	—	19,278
Operating lease liability, net of current portion	3,547	—
Other liabilities	12	200
Total liabilities	40,811	37,088

Stockholders' equity:
Preferred stock: $0.001 par value; 15,000,000 shares authorized, zero shares issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; 45,279,244 and 22,808,416 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	45	23
Additional paid-in capital	179,382	157,791
Accumulated deficit	(159,682)	(127,408)
Total stockholders' equity	19,745	30,406
Total liabilities and stockholders' equity	$60,556	$67,494

Aptevo Therapeutics Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts, unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Product sales	$9,011	$5,824	$23,393	$16,721
Costs and expenses:
Cost of product sales	3,959	2,437	13,791	6,752
Research and development	9,125	8,574	24,143	26,486
Selling, general and administrative	6,476	6,940	20,344	21,556
Loss from operations	(10,549)	(12,127)	(34,885)	(38,073)
Other expense from continuing operations	(625)	(435)	(1,639)	(1,488)
Loss before income tax	(11,174)	(12,562)	(36,524)	(39,561)
Benefit from income tax	999	—	999	—
Net loss from continuing operations	(10,175)	(12,562)	(35,525)	(39,561)
Discontinued operations (Note 11):
Income from discontinued operations, before income taxes	4,250	—	4,250	—
Income tax expense	(999)	—	(999)	—
Income from discontinued operations	3,251	—	3,251	—
Net loss	$(6,924)	$(12,562)	$(32,274)	$(39,561)

Basic and diluted per share amounts:
Net loss from continuing operations	$(0.23)	$(0.55)	$(0.90)	$(1.76)
Income from discontinued operations	$0.07	$—	$0.08	$—
Net loss per basic share	$(0.16)	$(0.55)	$(0.82)	$(1.76)
Weighted-average shares used to compute per share calculations	45,169,864	22,672,721	39,341,974	22,431,146

About Aptevo Therapeutics Inc.

Aptevo Therapeutics Inc. is a clinical-stage biotechnology company focused on developing novel oncology and hematology therapeutics to meaningfully improve patients’ lives.  Aptevo has a commercial product, IXINITY® coagulation factor IX (recombinant), approved and marketed in the United States for the treatment of Hemophilia B, and a versatile core technology – the ADAPTIR™ modular protein technology platform capable of generating highly-differentiated bispecific antibodies with unique mechanisms of action for the treatment of different types of cancer. For more information, please visit www.aptevotherapeutics.com

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, statements regarding potential milestone payments, Aptevo’s outlook, financial performance or financial condition, Aptevo’s technology and related pipeline, collaboration and partnership opportunities, commercial portfolio, milestones, and any other statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “forecasts,” “estimates,” “will” and similar expressions are forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; adverse developments in research and development; adverse developments in the U.S. or global capital markets, credit markets or economies generally; and changes in regulatory, social and political conditions. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, as filed on March 18, 2019 and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement.

Source:

Aptevo Therapeutics
Stacey Jurchison

Senior Director, Investor Relations and Corporate Communications

206-859-6628
JurchisonS@apvo.com